CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-64346, No. 333-134583, and No. 333-139968) of Hampton Roads Bankshares, Inc. appearing in this Annual Report on Form 11-K of the VBA Defined Contribution Plan for Bank of Hampton Roads, formerly Bank of Hampton Roads Profit Sharing Plan and Trust for the year ended December 31, 2007.

/s/ Yount, Hyde & Barbour, P.C.

YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

June 27, 2008